CONSENT OF COUNSEL


         The undersigned hereby consents to the reference to the firm of Parsons Behle & Latimer under the caption "Legal Matters" in the Third Amendment to the Registration Statement on Form S-1/A of WordCruncher Internet Technologies, Inc.


                                            PARSONS BEHLE & LATIMER


                                            By:_________________________________
                                               Scott R. Carpenter

Salt Lake City, Utah
October 25, 1999